Exhibit 10.35

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE OR SUCH PROVISIONS OF THE CORPORATIONS CODE OF ANY SUCH OTHER STATE.  THE RIGHTS OF THE HOLDER OF THIS NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

CONATUS PHARMACEUTICALS INC.

CONVERTIBLE PROMISSORY NOTE

$15,000,000	February 15, 2017

FOR VALUE RECEIVED, Conatus Pharmaceuticals Inc., a Delaware corporation (the “Company”), promises to pay to Novartis Pharma AG, a Swiss corporation or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of Fifteen Million Dollars ($15,000,000) (the “Issue Price”), or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 6% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. This Note is issued pursuant to that certain Investment Agreement dated December 19, 2016 by and among the Company and the Investor (the “Agreement”), and the Investor and the Company shall be bound by all the terms, conditions and provisions of the Agreement.  This Note is an unsecured obligation of the Company and unsubordinated general obligation of the Company and shall rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated debt.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Maturity; Payment.

(a) Maturity; Payment.

(i) Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable on December 31, 2019 (the “Maturity Date”).  All payments by the Company under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal.

(ii) Unless earlier converted into Conversion Shares pursuant to Section 2 of this Note, and upon expiration of the time periods specified in Section 2(b) of this Note, upon earlier of (A) the occurrence of a Change of Control prior to the Maturity Date or (B) or the termination of the Option, Collaboration and License Agreement between the Company and Investor (the “License Agreement”) in its entirety by Novartis pursuant to Section 12.2 or 12.5 of the License Agreement (a “License Agreement Termination”), an amount equal to the outstanding principal and accrued but previously unpaid interest thereon shall become due and payable.

(iii) Payment of this Note shall be made at the offices of the Investor, or such other place as Investor shall have designated to the Company in writing, in lawful money of the United States of America, and shall be in full satisfaction of the Company’s obligations under this Note.

(b) Voluntary Prepayment.  The Company may prepay this Note in whole or in part, at any time prior to the Maturity Date after providing 5 Business Days prior written notice.  Prepayment shall be without any prepayment penalties and interest will no longer continue to accrue on any prepaid principal amounts after such prepayments.

2. Conversion.

(a) Optional Conversion at Election of Company.  Subject to the limitations set forth in Section 2(c) below, at any time prior to the Maturity Date, the Company may elect in its sole discretion to convert all or part of the outstanding principal and accrued but previously unpaid interest thereon into fully paid and non-assessable shares of Common Stock (the “Conversion Shares”).  The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and accrued but previously unpaid interest thereon which the Company elects to convert (such amount to applied first to accrued and unpaid interest, then to outstanding principal), as of the Conversion Date, by the Conversion Price, rounded down to the nearest whole share. The Investor acknowledges that any such election by the Company in accordance with this Section 2(a) shall be binding upon the Investor.

(b) Optional Conversion at Election of Investor.  Subject to the limitations set forth in Section 2(c) below, the Investor may elect in its sole discretion to convert all or part of the outstanding principal and accrued but previously unpaid interest thereon into Conversion Shares upon any of (i) a Change of Control of the Company, or (ii) a License Agreement Termination.  The Company shall notify the Investor in writing at least 10 Business Days prior to the execution of any agreement providing for a Change of Control of the Company, which notice shall set forth all terms of such Change of Control.  If the Investor elects to exercise its option pursuant to this Section 2(b), it shall provide an Election Notice (as defined below) no later than 10 Business Days after receiving notice of a Change of Control or of a License Agreement Termination.

(c) Limitation on Issuance of Common Stock.  Notwithstanding anything contained herein to the contrary, if the aggregate number of Conversion Shares issued by the Company to the Investor pursuant to all Notes issued under the Agreement would exceed, in the aggregate, the lesser of (i) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on the date of the Agreement and (ii) 19.0% of the Company’s outstanding shares of Common Stock on a fully-diluted basis on any Conversion Date, then (A) only that amount of the outstanding principal on this Note and accrued but previously unpaid interest thereon that would not cause Investor and such Affiliates to exceed such ownership threshold shall be converted (as determined by Investor in its sole discretion) and (B) any remaining unconverted principal outstanding on this Note and accrued but previously unpaid interest thereon shall be repaid by the Company to Investor in immediately available funds.

(d) Conversion Procedure.

(i) Conversion.  The Company shall deliver a written notice to Investor of the Company’s election to convert the Note pursuant to Section 2(a) and the Investor shall deliver a written notice to the Company of the Investor’s election to convert the Note pursuant to Section 2(b), which notice shall state therein the amount of the unpaid principal amount of this Note to be converted (the “Election Notice”).  If this Note is converted pursuant to Section 2(a) or 2(b), the Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) upon the occurrence of such conversion for cancellation, and within three trading days after the Conversion Date, (A) certificates evidencing that number of Conversion Shares to which Investor shall be entitled upon such conversion shall be transmitted by the Company’s transfer agent to the Investor by crediting the account of the Investor’s prime broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and the shares are eligible for resale by the Investor without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the Investor with any required legends set forth in the Agreement, and (B) the Company shall issue to the Investor a new convertible promissory note, in the same form hereof, representing the balance of the principal amount not otherwise converted into Conversion Shares pursuant to the terms hereof.

(ii) Upon conversion of this Note pursuant to Section 2(a) or 2(b), the Persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii) Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  Upon conversion of this Note in full, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, without any notice or demand of any kind or any presentment or protest, if any one of the following events (each an “Event of Default”) shall occur, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(a) If default shall be made in the payment of any installment of principal of any of the Notes, or of any installment of interest on any of the Notes, and if any such default shall remain unremedied for 15 days; or

(b) The Company or any of its subsidiaries fails to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Note but including any other Indebtedness of the Company to Investor) and such failure continues beyond any period of grace provided with respect thereto, or defaults in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause Indebtedness in an aggregate amount of $2,000,000 or more to become due prior to its stated date of maturity; or

(c) A final judgment or order for the payment of money in excess of $1,000,000 is rendered against the Company or any of its subsidiaries and the same remains undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any of its subsidiaries and such judgment, writ, or similar process is not released, stayed, vacated or otherwise dismissed within 30 days after issue or levy; or

(d) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(e) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company or any of its subsidiaries insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of 60 days; or if any substantial part of the property of the Company or any of its subsidiaries is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within 60 days.

3. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Business Days” shall mean any day other than a Saturday, Sunday or a United States federal holiday.

(b) “Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (excluding the License Agreement).

(c) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(d) “Conversion Date” shall mean the date on which the Company or the Investor delivers an Election Notice.

(e) “Conversion Price” shall mean 120% of the 20-day trailing average closing price per share for the Common Stock, as reported on the Company’s trading market, based on the 20 trading days immediately prior to the Conversion Date.

(f) “Indebtedness” of any Person means and includes the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

(g) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(h) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

4. Miscellaneous.

(a) Successors and Assigns.  The rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  Each party will not assign this Note or any rights or obligations hereunder without the prior written consent of the other party; provided, however, that Investor may assign this Note to any of its affiliates and any such assignee may assign the Note to Investor or any other affiliate of Investor, in any such case, without such consent.

(b) Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 4(b) shall be binding upon the Investor (and of any securities into which this Note is convertible), and each future holder of all such securities and the Company.

(c) Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to, the receiving party at the address or facsimile number shown on the signature page of this Note or at such other address or facsimile number as such receiving party shall have most recently furnished in writing or by email to the sending party.  All such notices and communications will be deemed effectively given upon the earlier of (i) when received, (ii) when delivered personally, (iii) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e) Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(f) Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(g) Waiver of Jury Trial; Judicial Reference.  By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

(h) Counterparts.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

CONATUS PHARMACEUTICALS INC.
a Delaware corporation

By:	/s/ Steven J. Mento, Ph.D.
Name: Steven J. Mento, Ph.D.
Title: President & Chief Executive Officer

Address:	16745 W. Bernardo Drive, Suite 200
San Diego, CA 92127

Facsimile No.: +1 (858) 376-2680

ACKNOWLEDGED AND AGREED BY INVESTOR:

NOVARTIS PHARMA AG

By:	/s/ Nigel Sheail
Name: Nigel Sheail
Title: Head of Business Development & Licensing

Address:

Facsimile No.:

Email:

By:	/s/ Gerrard Terlouw, PhD
Name: Gerrard Terlouw, PhD
Title: Head BD&L, Immunology & Dermatology

Address:

Facsimile No.:

Email: